Exhibit 10.20

WARRANT AGREEMENT (THREE-YEAR WARRANTS)

Among

WMG PARENT CORP.,

WMG HOLDINGS CORP.

and

HISTORIC TW INC.

Dated as of February 29, 2004

EXHIBIT A	Form of Election to Purchase
EXHIBIT B	Form of Warrant B Certificate

2

WARRANT AGREEMENT (this “Agreement”) dated as of February 29, 2004, among WMG Parent Corp., a Delaware corporation (the “Company”), and WMG Holdings Corp., a Delaware corporation (“Midco”), and the Holders (as defined below).

WHEREAS the Purchaser Entities (as defined below) propose to issue 17.7579 Warrants, as hereinafter described (the “Warrants”), to purchase Units (as defined below), in connection with the Purchase Agreement dated as of November 24, 2003, between WMG Acquisition Corp. and Time Warner Inc. (“TWI”) (the “Purchase Agreement”).

WHEREAS as of the date of this Agreement the Warrants represent the right to acquire upon exercise in full of the Warrants on the terms and conditions hereof 15% of the total equity of the Purchaser Entities held by the Investors and issuable under the Warrants, taking into account such exercise in full.

WHEREAS the Investors (as defined below) have by their signatures hereon acknowledged and agreed, for themselves and their successors, to be bound by certain provisions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1.Definitions.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, following the Closing Date, none of TWI, the Holders or their Subsidiaries, on the one hand, and the Purchaser Entities and their Affiliates (including the Warner Acquired Companies (as such term is defined in the Purchase Agreement)), on the other hand, shall be deemed to be Affiliates of each other.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

“Closing Date” means the date of this Agreement.

“Capital Stock” means the capital stock of a Purchaser Entity, as the case may be.

“Capital Stock Equivalent” means any right, option, warrant or other security which may be exercised, converted or exchanged for (i) any Component, including the Warrants, but excluding any MMT Warrants or (ii) if the context expressly requires, any share of Capital Stock that is not a Component.

“Class A Common” means the Class A Common Stock of the Company.

“Class L Common” means the Class L Common Stock of the Company.

“Company” has the meaning set forth in the Preamble.

“Component” means any security from time to time included in a Unit.

“Component Number” means, with respect to any Component, the number of shares of such Component included in a single Unit. The initial Component Number for Class L Common is 93.85490, for Class A Common is 844.69413 and for the Preferred is 397.50312.

“Component Price” means, at any time, (i) if the Exercise Price is determined pursuant to clause (i) of the definition thereof, (a) with respect to Class L Common, and all other Components included in a Unit by reason of the operation of Sections 9 and 10 with respect to Class L Common, 75% of the Fair Market Value of such Component(s), (b) with respect to Class A Common, and all other Components included in a Unit by reason of the operation of Sections 9 and 10 with respect to Class A Common, 75% of the Fair Market Value of such Component(s) and (c) with respect to the Preferred, and all other Components included in a Unit by reason of the operation of Sections 9 and 10 with respect to the Preferred, 75% of the Fair Market Value of such Component(s), in each case subject to adjustment under Sections 9 and 10, and (ii) if the Exercise Price is determined pursuant to clause (ii) of the definition thereof, (a) with respect to Class L Common, and all other Components included in a Unit by reason of the operation of Sections 9 and 10 with respect to Class L Common, $7,602,247.19 minus any applicable Floor Debits, (b) with respect to Class A Common and all other Components included in a Unit by reason of the operation of Sections 9 and 10 with respect to Class A Common, $844,694.13 minus any applicable Floor Debits and (c) with respect to the Preferred, and all other Components included in a Unit by reason of the operation of Sections 9 and 10 with respect to the Preferred, $3,975,031.21 minus any applicable Floor Debits, in each case subject to adjustment under Sections 9 and 10.

“Dilution Credit” means, at any time, all amounts determined to be Dilution Credits pursuant to Sections 9 and 10. No Dilution Credit calculated for a Component pursuant to Section 9 or 10 shall be a negative value.

“Employee Stock Program Grants” means the grants of securities made by the Company for bona fide compensation reasons to its employees, if such grants are approved by the Board of Directors of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” means, at any time, the greater of (i)(A) 75% of the sum of the Fair Market Values of all Components minus (B) 100% of any Dilution Credits at such time or (ii) the Floor Price of one Unit.

“Expiration Date” means the earliest of (a) the third anniversary of the Closing Date, (b) the time simultaneously with the first exercise of any MMT Warrant, (c) the time simultaneously with the first exercise of any Warrant, (d) the consummation of a public offering that results in all the Components outstanding immediately after such public offering being publicly traded and of any exercise of the Warrants in connection therewith and (e) the consummation of the sale to a third party of a majority of the then outstanding Components and of any exercise of the Warrants in connection therewith for cash and/or securities of a class that is publicly traded (“Sale Securities”) if and only if, in the case of such a sale for Sale Securities, any Holders receiving any Sale Securities in such sale, in respect of Components issued or issuable pursuant to any Warrant, which Sale Securities constitute “restricted securities” as defined in Rule 144 under the Securities Act or the transfer of which is subject to Rule 145(d) under the Securities Act, also receive in such sale registration rights in respect of such Sale Securities not less favorable on a pro rata basis than the registration rights received by the Investors in respect of any Sale Securities received in such sale in respect of any Investor Shares.

“Fair Market Value”:

(a) With respect to any security, Fair Market Value means the average of the closing prices of such security’s sales on all principal securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the 20 consecutive Business Days prior to such day as of which Fair Market Value is being determined. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market System or the over-the-counter market, the Fair Market Value shall be the fair value thereof reasonably determined jointly in good faith by the Board of Directors of the Company and the Holders of more than 85% of the Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by the joint decision of two independent investment banking firms of national reputation, one nominated by the Company and the other by the Holders of more than 85% of the Warrants and neither of which is an Affiliate of the Company or any Holders of the Warrants. The joint determination of such investment banking firms shall be final and binding upon the parties, and the Company and the Holders shall pay equally the fees and expenses of such investment banking firms. If the investment banking firms are unable to agree upon a fair value by the end of a 15 Business Day period, they each shall submit a fair value determination and the two firms shall choose a third such firm which will be obligated to choose one of the two determinations, which choice shall be final and binding on the parties. In such an event, the Company and the Holders shall likewise pay equally the fees and expenses of all three investment banking firms. Notwithstanding the foregoing, in the event that a security is sold in an underwritten Public Sale after a Qualified Public Offering has occurred, the Fair Market Value with respect to any exercise of Warrants in conjunction therewith shall be the Public Sale price per share and, in the event that a security is sold as part of a sale of 90% or more of a company’s shares for cash to a third party in a sale other than an underwritten Public Sale, the Fair Market Value with respect to any exercise of Warrants in conjunction therewith shall be the sale price per share. Any determination of the Fair Market Value of a Component or Unit shall be made on a pro forma basis as though all Capital Stock Equivalents, including the Warrants and the MMT Warrants, had not been issued.

(b)With respect to any entity, including the Company and the other Purchaser Entities, assets, evidences of indebtedness or other rights, the Fair Market Value shall be the fair value thereof reasonably determined jointly in good faith by the Board of Directors of the Company and the Holders of more than 85% of the Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by independent investment banking firms as set forth in the preceding paragraph (a).

(c)Any determination of Fair Market Value to be determined by the Board of Directors of the Company or the Holders or any investment bank pursuant to the foregoing provisions shall be based on a multiple of EBITDA based on comparable companies. In addition, such determination shall be based on the assumption of (i) a process designed to maximize immediate value, (ii) canvass of all potential buyers, including strategic buyers, financial buyers and existing shareholders, (iii) willing buyer and’ seller without any duress or compulsion to buy or sell, (iv) potential breakup scenarios (subject to, but structures designed to minimize, tax leakage), (v) regulatory hurdles being overcome and consents and licenses being obtained, (vi) exclusion of control premium and illiquidity discounts, (vii) disregard of minority interests or marketability of securities and (viii) no right of first refusal, tag-along or similar rights.

“Floor Debit” means, at any time, all amounts determined to be Floor Debits pursuant to Sections 9 and 10. No Floor Debit calculated for a Component pursuant to Section 9 or 10 shall be a negative value.

“Floor Price” means, at any time, $12,421,972.53 minus the sum of the Floor Debits per Unit.

“Governmental Authority” means any governmental authority, quasi-governmental authority, instrumentality, court, arbitrator, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, whether domestic, foreign or supranational or any political or other subdivision, department or branch of any of the foregoing.

“Holder” means the holder from time to time of any Warrant.

“Initial Holder” means Historic TW Inc., a Delaware corporation.

“Investor Shares” shall mean the Components issued to the Investors on the Closing Date or issued in respect thereof pursuant to any stock split, stock dividend, stock combination, recapitalization or the like with respect to the applicable Component, excluding any such Components that have been repurchased or redeemed by a Purchaser Entity.

“Investors” shall mean (i) Thomas H. Lee Equity Fund V, L.P., (ii) Thomas H. Lee Parallel Fund V, L.P., (iii) Thomas H. Lee Equity (Cayman) Fund V, L.P., (iv) Putnam Investments Holdings, LLC, (v) Putnam Investments Employees’ Securities Company I LLC, (vi) Putnam Investments Employees’ Securities Company II LLC, (vii) 1997 Thomas H. Lee Nominee Trust, (viii) Thomas H. Lee Investors Limited Partnership, (ix) THL WMG Equity Investors, L.P., (x) Bain Capital Partners Integral Investors, LLC, (xi) Bain Capital VII Coinvestment Fund, LLC, (xii) BCIP TCV, LLC, (xiii) Providence Equity Partners IV, L.P., (xiv) Providence Equity Operating Partners IV, L.P., (xv) Music Capital Partners, L.P., (xvi) ALP Music Partners, L.P. and (xvii) the respective Affiliates of the foregoing.

“Midco” has the meaning set forth in the Preamble.

“MMT Warrant Agreement” means the Warrant Agreement of even date herewith between the parties hereto in respect of the MMT Warrants.

“MMT Warrants” means the warrants issued pursuant to the MMT Warrant Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred” means the Cumulative Preferred Stock of Midco.

“Public Sale” means any sale of shares to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 (if such rule is available) under the Securities Act (or any similar rule or rules then in effect).

“Purchase Agreement” has the meaning set forth in the Preamble.

“Purchaser Entities” means the Company, Midco and, solely for the purposes of Sections 9 and 10, any of their subsidiaries.

“Qualified Holder” means any Person who holds Components issued to such Person upon exercise of a Warrant.

“Qualified Public Offering” means an underwritten primary public offering of common stock of a Purchaser Entity pursuant to which at least 10% of the total issued and outstanding common stock of such Purchaser Entity has been distributed by means of an effective registration statement under the Securities Act.

“Redeemed Component” has the meaning set forth in Section 9(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholders Agreement” means the Stockholders Agreement among the Investors, the Purchaser Entities and the Holders, as in effect from time to time.

“subsidiary” means, with respect to a Person, (i) any entity of which securities or other ownership interests having ordinary voting power to elect or designate a majority of the board of directors or other Persons performing similar functions are at the time owned, directly or indirectly by such Person and (ii) any entity that does not have a board of directors or other Persons performing similar functions in which such Person beneficially owns more than 50% of the class of equity interests that has an unlimited entitlement to distributions upon liquidation of such entity.

“Transfer Agent” has the meaning set forth in Section 7(b).

“TWI” means Time Warner Inc.

“Unit” means, collectively, the Component Number of shares of Class L Common, the Component Number of shares of Class A Common and the Component Number of shares of Preferred, as adjusted from time to time pursuant to Sections 9 and 10, it being understood that the total number of Units issued to the Investors on the Closing Date equals 100.62814.

“Warrant” has the meaning set forth in the Preamble.

“Warrant Agreement” means this Warrant Agreement.

“Warrant Certificate” has the meaning set forth in Section 3(a).

Section 2.Representations and Warranties. The Company, for itself and the other Purchaser Entities, hereby represents and warrants, on the date hereof and on each date any Warrant is exercised, as follows:

(a)The Purchaser Entities are each validly existing and in good standing under the laws of the state of their organization and each has the requisite power and authority to execute and deliver this Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Agreement and the Warrant Certificates.

(b)The execution, delivery and performance by the Company and the other Purchaser Entities of this Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Components upon exercise of the Warrants have been duly authorized by all necessary corporate or similar action.

(c)This Agreement has been duly executed and delivered by the Company and each of the other Purchaser Entities and constitutes a legal, valid, binding and enforceable obligation of such Purchaser Entity, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor’s rights generally and (ii) general principles of equity. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates shall constitute legal, valid, binding and enforceable obligations of the Company and each of the Purchaser Entities, except to the extent limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor’s rights generally and (B) general principles of equity, and (ii) the Components, when issued upon exercise of the Warrants in accordance with the terms thereof, shall be duly authorized, validly issued, fully paid and nonassessable.

(d)Neither the Company nor any Affiliate of the Company is (i) an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company”, a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

Section 3.Warrant Certificates: Execution of Warrant Certificates. (a) The certificates evidencing the Warrants (the “Warrant Certificates”) to be delivered on the Closing Date to the Initial Holders pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit B attached hereto.

(b)Warrant Certificates shall be signed on behalf of each Purchaser Entity by its Chief Executive Officer and by its Secretary or an Assistant Secretary under its corporate or similar seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chief Executive Officer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose a Purchaser Entity may adopt and use the facsimile signature of any person who shall have been Chief Executive Officer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he or she shall have ceased to hold such office. The seal of a Purchaser Entity may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

(c)In case any officer of a Purchaser Entity who has signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by such Purchaser Entity, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Purchaser Entity; and any Warrant Certificate may be signed on behalf of a Purchaser Entity by any person who, at the actual date of the execution of such Warrant Certificate, is a proper officer of such Purchaser Entity to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

Section 4.Registration.  The Company shall number and register the Warrant Certificates in a register as they are issued. On the Closing Date, the

Company shall register the outstanding Warrant Certificates in the name of the Initial Holders. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary.

Section 5.Warrants; Duration and Exercise of Warrants; Payment of Taxes.

(a)The Warrants shall be exercisable at any time following the Closing Date; provided, however, that upon the Expiration Date the Warrants (to the extent not previously exercised) shall no longer be enforceable and shall be null and void. Each Warrant shall be exercisable for one Unit, subject to the adjustments set forth in Sections 9 and 10.

(b)In the event of a public offering, or a sale to a third party of a majority of any class of Components for cash and/or securities as described in clause (e) of the definition of “Expiration Date”, the Holders shall have the right to exercise the Warrants and to make the effectiveness of such exercise conditional upon (i) such public offering being priced at an offering price that is not less than the offering price specified by the Holders and (ii) the consummation of such public offering or sale to a third party.

(c)Subject to the terms of this Agreement, the Holder of each Warrant shall have the right to receive from the Purchaser Entities the Component Number of fully paid and nonassessable Components which such Holder may at the time be entitled to receive on exercise of such Warrant and payment of the Exercise Price. In the alternative, a Holder that is exercising one or more Warrants may exercise its right to receive Components on a net basis, such that, without the exchange of any funds, such Holder receives that number of Components otherwise issuable (or payable) upon exercise of such Warrants less that number of Components having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such Holder upon exercise of such Warrants, in which case the Components issued upon such exercise shall be cut back pro rata.

(d)A Warrant may be exercised by the Holder of such Warrant upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13) of the certificate evidencing the Warrant to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, and, unless the Holder thereof has elected to use the procedures provided in the last sentence of Section 5(c), upon payment to the Company of the Exercise Price for one Unit. If the Holder of a Warrant is not a party to the Stockholders Agreement, exercise of such Warrant shall be conditioned on execution and delivery by such Holder of the Stockholders Agreement. Payment of the Exercise Price shall be made, at the election of the Holder (i) by wire transfer of immediately available funds to an account or accounts designated by the Company or (ii) in the manner provided in the last sentence of Section 5(c).

(e)Subject to the provisions of Section 6, upon such surrender of Warrants and, if necessary, payment of the Exercise Price, the Purchaser Entities shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such Holder’s name, a certificate or certificates for the Component Number of full Components issuable upon the exercise of such Warrants together with cash, if any, as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and such Holder shall be deemed to have become a holder of record of such Components as of the date of the surrender of such Warrants and payment of the Exercise Price or election pursuant to the last sentence of Section 5(c).

(f)All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its principal office.

(g)The Company shall pay all documentary stamp taxes attributable to the initial issuance of Components upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Components in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(h)The Exercise Price for the exercise of any Warrant shall be allocated to the Components in accordance with the Component Prices and allocated to the relevant Purchaser Entities accordingly.

(i)The results of calculations with respect to Component Numbers shall be rounded to the nearest five decimal places. The results of calculations with respect to Component Prices shall be rounded to the nearest two decimal places.

Section 6.Piggyback Rights/Tag Along Rights/Drag Along Obligations.

(a)The Holders have certain piggyback rights, tag-along rights and drag-along obligations under the Stockholders Agreement.

(b)Transfers of Warrants. Warrants may be transferred or assigned only to TWI or wholly owned subsidiaries of TWI. If any Holder ceases to be so wholly owned, it shall promptly transfer its Warrants to TWI or another eligible Holder. If the proposed transferee of Warrants is not a party to the Stockholders Agreement, transfer of such Warrants shall be conditioned upon execution and delivery by such transferee of the Stockholders Agreement.

Section 7.Reservation of Components. (a)Each Purchaser Entity shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Capital Stock or its authorized and issued

Capital Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Components upon exercise of Warrants, the maximum number of shares of Components which may then be deliverable by such Purchaser Entity upon the exercise of all outstanding Warrants.

(b)The Company or, if appointed, the transfer agent for the Purchaser Entities’ Capital Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Purchaser Entities’ Capital Stock issuable upon the exercise of any of the rights of purchase aforesaid shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Purchaser Entities’ Capital Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company shall furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 13.

Section 8.Obtaining Governmental Approvals and Stock Exchange Listings. The Company shall from time to time, at its own expense (i) obtain and keep effective any and all permits, consents and approvals of Governmental Authorities which may be required of any of the Purchaser Entities in order to satisfy its obligations hereunder and (ii) take all action which may be necessary so that the Components, immediately upon their issuance upon the exercise of Warrants, shall be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of the applicable class of Capital Stock are then listed.

Section 9.Certain Adjustments. (a)Redemptions, Refinancings or Repurchases of Preferred. If at any time or from time to time any Purchaser Entity redeems the Preferred constituting Investor Shares or otherwise refinances or repurchases such Preferred such that it is no longer outstanding in whole or in part and some or all of the Investors or their successors or assigns receive monies in respect thereof, then a cash payment shall be made, the Component Number for the Preferred adjusted and a Floor Debit shall be calculated with respect to such redemption, refinancing or repurchase, in accordance with this Section 9(a).

Upon any subsequent exercise of a Warrant by a Holder, the applicable Purchaser Entity shall make a cash payment to such Holder equal to the product of (a) the amount paid by the applicable Purchaser Entity to the Investors or their successors in respect of the Preferred constituting Investor Shares pursuant to such redemption, refinancing or repurchase multiplied by (b) 25% multiplied by (c) 15% multiplied by (d) the percentage of the total number of Warrants that were exercised in such subsequent exercise. Any such cash payments are in lieu of any adjustments required by Section 10 and in lieu of the creation of any Dilution Credit pursuant to Section 9 or Section 10.

The Component Number with respect to the Preferred shall be reduced by an amount equal to the product of (1) the Component Number then in effect for the Preferred and

(2) the percentage of the total number of then-outstanding shares of the Preferred constituting Investor Shares that were redeemed, refinanced or repurchased by the Purchaser Entity.

A Floor Debit with respect to the Preferred shall be calculated equal to the quotient of (a) the amount paid by the applicable Purchaser Entity to the Investors or their successors in respect of the Preferred constituting Investor Shares pursuant to such redemption, refinancing or repurchase divided by (b) the number of Units issued to the Investors on the Closing Date.

Neither such redemption, refinancing or repurchase nor the adjustment of the Component Number or the creation of the Floor Debit shall result in any other adjustments pursuant to Section 9 or Section 10.

(b)Redemptions, Refinancings, Repurchases of Investor Shares. If at any time or from time to time any Purchaser Entity redeems any Component, other than Preferred, constituting Investor Shares or otherwise refinances or repurchases any such Component (any such Component being referred to as a “Redeemed Component”) such that it is no longer outstanding in whole or in part and some or all of the Investors or their successors or assigns receive monies (or other assets) in respect thereof, effective as of the date of such redemption, refinancing or repurchase, the Component Number for the Redeemed Component shall be adjusted, and a Dilution Credit and a Floor Debit for the Redeemed Component shall be calculated, in accordance with this Section 9(b).

The Component Number for the Redeemed Component shall be reduced by an amount equal to the product of (1) the Component Number then in effect for the Redeemed Component and (2) the percentage of the total number of then-outstanding shares of the Redeemed Component constituting Investor Shares that were redeemed, refinanced or repurchased by the Purchaser Entity.

A Dilution Credit for the Redeemed Component shall be calculated, effective as of the date of such redemption, refinancing or repurchase, in accordance with the following formula:

DC	=	.25 x [(Old CN -New CN) x RP]

where:

New CN	=	the adjusted Component Number per this Section 9(b) for the Redeemed Component.

Old CN	=	the Component Number for the Redeemed Component immediately prior to such redemption, refinancing or repurchase.

RP	=	the amount of monies and, subject to the Company’s election described below, the Fair Market Value of any other assets, paid per share of the Redeemed Component in connection with such redemption, refinancing or repurchase.

A Floor Debit for the Redeemed Component shall be calculated equal to the quotient of (a) the amount of monies and, subject to the Company’s election described below, the Fair Market Value of any other assets, paid by the Company to the Investors or their successors or assigns pursuant to such redemption, refinancing or repurchase divided by (b) the number of Units issued to the Investors on the Closing Date.

Neither such redemption, refinancing or repurchase nor the adjustment of the Component Number or the creation of the Dilution Credit or the Floor Debit pursuant to this Section 9(b) shall result in any other adjustments pursuant to Section 9 or Section 10.

With respect to assets other than monies that are paid in any such redemption, refinancing or repurchase, in lieu of the foregoing calculations of the Dilution Credit and Floor Debit pursuant to this Section 9(b) (but in addition to the foregoing calculation of the Component Number) in respect of such assets, at the Company’s election, adequate provision reasonably satisfactory to the Holders may be made so that each Holder shall have the right to receive upon exercise of a Warrant, in addition to Capital Stock represented by the Component Number, the kind and amount of such assets that such Holder would have received had such Holder exercised the Warrant immediately prior to such redemption, refinancing or repurchase and had such Holder included in such redemption, refinancing or repurchase a number of shares of the Redeemed Component equal to the product of (i) the Component Number for the Redeemed Component immediately prior to such redemption, refinancing or repurchase and (ii) the percentage of the total number of then-outstanding shares of the Redeemed Component constituting Investor Shares that were redeemed, refinanced or repurchased.

(c)Above-Market Redemptions, Refinancings, Repurchases of Non-Investor Shares. If at any time the Company or any Purchaser Entity redeems, refinances or repurchases shares of Capital Stock and/or Capital Stock Equivalents held by Investors that are not Investor Shares, such that they are no longer outstanding in whole or in part and some or all of the Investors or their successors or assigns receive monies (or other assets) in respect thereof, for a per share consideration over the Fair Market Value, at the purchase date, a Dilution Credit and a Floor Debit for each Component shall be calculated in accordance with this Section 9(c).

A Dilution Credit for each Component shall be calculated, effective as of the date of such redemption, refinancing or repurchase, in accordance with the following formula:

DC	=	.25 x [(CN x Old FMV) - (CN x New FMV)]

where:

DC	=	the Dilution Credit for a given Component upon such redemption, refinancing or repurchase.

CN	=	the Component Number for such Component immediately prior to such redemption, refinancing or repurchase.

New FMV	=

the Fair Market Value per share of such Component immediately after such redemption, refinancing or repurchase calculated as though the shares of Capital Stock and/or Capital Stock Equivalents held by the Investors or their successors or assigns that are not Investor Shares were the only such shares redeemed, refinanced or repurchased in such transaction.

Old FMV	=	the Fair Market Value per share of such Component immediately prior to such redemption, refinancing or repurchase.

A Floor Debit shall be calculated for each Component equal to the product of (a) the difference between the Fair Market Value per share of such Component immediately prior to such redemption, refinancing or repurchase and the Fair Market Value per share of such Component immediately after such redemption, refinancing or repurchase calculated as though the shares of Capital Stock and/or Capital Stock Equivalents held by the Investors or their successors or assigns that are not Investor Shares were the only such shares redeemed, refinanced or repurchased in such transaction, multiplied by (b) the Component Number for such Component.

This Section 9(c) does not apply to any of the transactions described in Section 9(b). Neither such redemption, refinancing or repurchase nor the calculation of the Dilution Credit or Floor Debit shall result in any other adjustments pursuant to Section 9 or Section 10. The Component Number shall not be adjusted under this Section 9(c).

(d)Distributions with Respect to Components. If at any time or from time to time any Purchaser Entity makes a distribution or dividend with respect to any Component and some or all of the Investors or their successors or assigns receive monies (or other assets) in respect thereof, a Dilution Credit and a Floor Debit for such Component shall be calculated in accordance with this Section 9(d).

A Dilution Credit for such Component shall in each case be calculated, effective as of the date of such redemption, refinancing or repurchase, equal to 25% multiplied by the product of (i) the amount of monies and, subject to the Company’s election described below, the Fair Market Value of any other assets, included in such distribution or dividend per share of such Component and (ii) the Component Number for such Component.

A Floor Debit shall be calculated for such Component equal to the product of (a) the amount of monies and, subject to the Company’s election described below, the Fair Market Value of any other assets, paid by the Company to the Investors or their successors or assigns per share of such Component pursuant to such distribution or dividend multiplied by (b) the Component Number for such Component.

Such distribution or dividend shall not result in any other adjustments pursuant to Section 9 or Section 10. Upon any such distribution or dividend, the Component Number for such Component shall remain unchanged.

With respect to assets other than monies that are included in any such distribution or dividend, in lieu of the foregoing calculations of the Dilution Credit and Floor Debit pursuant to this Section 9(d) in respect of such assets, at the Company’s election, adequate provision reasonably satisfactory to the Holders may be made so that each Holder shall have the right to receive upon exercise of a Warrant, in addition to Capital Stock represented by the Component Number, the kind and amount of such assets that such Holder would have received had such Holder exercised the Warrant immediately prior to the record date for determining the stockholders entitled to receive such distribution or dividend.

(e)Distributions with Respect to Non-Components. If at any time or from time to time any Purchaser Entity makes a distribution or dividend to holders of any class of its Capital Stock that is not a Component, and some or all of the Investors or their successors or assigns receive monies (or other assets) in respect thereof, then a Dilution Credit and a Floor Debit for each Component shall be calculated in accordance with this Section 9(e).

A Dilution Credit for each Component shall be calculated, effective as of the date of such redemption, refinancing or repurchase, in accordance with the following formula:

DC	=	.25 x [(CN x Old FMV) - (CN x New FMV)]

where:

DC	=	the Dilution Credit for a given Component upon such distribution or dividend.

CN	=	the Component Number for such Component immediately prior to such distribution or dividend.

New FMV	=

the Fair Market Value per share of such Component immediately after such distribution or dividend calculated as though the shares of Capital Stock held by the Investors or their successors or assigns that are not Components were the only such shares with respect to which such distribution or dividend was made.

Old FMV	=	the Fair Market Value per share of such Component immediately prior to such distribution or dividend.

A Floor Debit shall be calculated for each Component equal to the product of (a) the difference between the Fair Market Value per share of such Component immediately prior to such distribution or dividend and the Fair Market Value per share of such Component immediately after such distribution or dividend calculated as though the shares of Capital Stock held by the Investors or their successors or assigns that are not Components were the only such shares with respect to which such distribution or dividend was made multiplied by (b) the Component Number for such Component.

Such distribution or dividend shall not result in any other adjustments pursuant to Section 9 or Section 10. Upon any such distribution or dividend, the Component Number for such Component shall remain unchanged.

With respect to assets other than monies that are included in any such distribution or dividend, in lieu of the foregoing calculations of the Dilution Credit and Floor Debit pursuant to this Section 9(e) in respect of such assets, at the Company’s election, adequate provision reasonably satisfactory to the Holders may be made so that each Holder shall have the right to receive upon exercise of a Warrant, in addition to Capital Stock represented by the Component Number, the kind and amount of such assets that such Holder would have received had such Holder exercised the Warrant immediately prior to the record date for determining the stockholders entitled to receive such distribution or dividend.

(f)Exceptions. Sections 9(d) and 9(e) do not apply to (i) any distribution of rights under a so-called “shareholder rights plan” by any Purchaser Entity following a Qualified Public Offering, but any exercise of such rights shall be adjusted for under Sections 10(c) and (d), (ii) ordinary dividends on any publicly traded class of Capital Stock, (iii) distributions to the extent made pursuant to the terms of any Capital Stock, other than Class A Common, as in effect on the date of issuance of such share of Capital Stock, (iv) distributions made by Midco solely to the Company or (v) any transaction described in Section 9(a), (b) or (c).

(g)Alternative Adjustments. In the event that Floor Debits or Dilution Credits or any other adjustment under Section 9 or 10 would have the result of causing the issuance of any Component below par value, the amount of such reduction below the par value shall be applied instead against the aggregate Exercise Price or paid to the Holder upon exercise. In the event that Floor Debits or Dilution Credits or any other adjustment under Section 9 or 10 would have the result of decreasing the aggregate Exercise Price below $0.00, upon exercise of the Warrants the Holders shall be paid such negative amount in cash by the Company.

(h)Dilution Credit. In addition to all the other Dilution Credits pursuant to this Section 9 and Section 10, there shall be an additional Dilution Credit equal to $371,666 per Unit, to be allocated among the Components in each Unit in the following manner: 29.75206% to Midco Preferred, 7.02479% to Class L Common and 63.22314% to Class A Common.

Section 10.Other Adjustments. Prior to the Expiration Date, the Components issuable upon exercise of the Warrants are subject to adjustment and termination as set forth in Sections 9 and 10. Adjustments for any single event shall be made under only one paragraph of Section 9 or 10 and adjustments for multiple events shall be made separately and seriatim. In the event of any ambiguity, the Board of Directors of the Company shall in good faith determine the appropriate paragraph to be applied or the order of multiple adjustments.

(a)Subdivisions and Combinations. In case any Purchaser Entity shall (i) subdivide, split or reclassify any class of Components into a larger number of shares, including by way of stock dividend, or (ii) combine or reclassify any class of its Components into a smaller number of shares, then in each such case the Component Number for such Component shall be proportionately increased or decreased, as the case may be. An adjustment made pursuant to this Section 10(a) shall become effective immediately after the effective date in all cases described above.

(b)Reorganization or Reclassification. In case of any capital reorganization or any reclassification of the capital stock of any Purchaser Entity (whether pursuant to a “drag-along” transaction to which Section 4.2 of the Stockholders Agreement applies, a merger, consolidation, binding share exchange or other similar transaction and including, without limitation, a conversion of the Class L Common into Class A Common), or if any Purchaser Entity issues to all holders of any class of Capital Stock as a dividend or distribution additional shares of Capital Stock or other securities of the Purchaser Entity or of any other Person, the Warrants shall thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock or dividend or distribution, as the case may be, by a holder of the number of Units for which the Warrants were exercisable immediately prior to such capital reorganization or reclassification of capital stock or dividend or distribution; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of each Holder to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrants. If pursuant to any such capital reorganization or reclassification or dividend or distribution the Holders would receive or be entitled to receive stock or other securities of an entity other than the Purchaser Entity in which they had previously held such interest, the Purchaser Entity shall not undertake such capital reorganization or reclassification or dividend or distribution unless and until such other entity has agreed in writing to be bound by the provisions of this Agreement as if it were the Purchaser Entity.

(c)Below-Market Issuances of Components. If any Purchaser Entity issues shares of Components for a consideration per share less than the Fair Market Value on the date such Purchaser Entity fixes the offering price of such shares, the affected Component Number shall be adjusted, effective as of the date of such issuance, in accordance with the formula below.

W’=Wx	A
O+(P/M)

where:

W’	=	the adjusted Component Number.

W	=	the Component Number immediately prior to such issuance.

O	=	the number of shares of such Capital Stock of such Purchaser Entity outstanding immediately prior to such issuance.

P		the aggregate consideration received for the issuance of such additional shares of such Capital Stock.

M	=	the Fair Market Value per share of such Capital Stock of such Purchaser Entity on the date such Purchaser Entity fixes the offering price of such shares in such issuance.

A	=	the number of shares of such Capital Stock of such Purchaser Entity outstanding immediately after such issuance.

(d)Below-Market Issuances of Non-Components. If any Purchaser Entity issues shares of Capital Stock that is not a Component, for a consideration per share less than the Fair Market Value on the date such Purchaser Entity fixes the offering price of such shares, a Dilution Credit and a Floor Debit for each Component shall be calculated in accordance with this Section 10(d)

A Dilution Credit for each Component shall be calculated, effective as of the date of such issuance, in accordance with the following formula:

DC	=	.25 x [(CN x Old FMV) - (CN x New FMV)]

where:

DC	=	the Dilution Credit for a given Component upon such distribution or dividend.

CN	=	the Component Number for such Component immediately prior to such issuance

New FMV	=	the Fair Market Value per share of such Component immediately after such issuance.

Old FMV	=	the Fair Market Value per share of such Component immediately prior to such issuance.

A Floor Debit shall be calculated for each Component equal to the product of (a) the difference between the Fair Market Value per share of such Component immediately prior to such issuance and the Fair Market Value per share of such Component immediately after such issuance multiplied by (b) the Component Number for such Component.

(e)Convertible Securities Convertible into Components. If any Purchaser Entity issues any Capital Stock Equivalents for a consideration per share of a Component initially deliverable upon conversion, exchange or exercise of such Capital Stock Equivalents less than the Fair Market Value per share of such Component on the date the Purchaser Entity fixes the offering price of such securities, the affected Component Number shall be adjusted, effective as of the date of such issuance, in accordance with the following formula:

W’=Wx	O+D
O+(P/M)

where:

W’	=	the adjusted Component Number.

W	=	the Component Number immediately prior to such issuance.

O	=	the number of shares of such Capital Stock outstanding immediately prior to such issuance of such Capital Stock Equivalents.

P

the sum of the aggregate consideration received for such issuance and the aggregate minimum consideration receivable by the Purchaser Entity for issuance of Capital Stock upon conversion or in exchange for, or upon exercise of, such Capital Stock Equivalents.

M	=	the Fair Market Value per share of such Capital Stock on the date the Purchaser Entity fixes the offering price for such securities in such issuance.

D	=

the maximum number of shares of such Capital Stock deliverable upon conversion or in exchange for or upon exercise of such Capital Stock Equivalents at the initial conversion, exchange or exercise rate.

If the aggregate minimum consideration receivable by the Purchaser Entity for issuance of a Component upon conversion or in exchange for, or upon exercise of, such Capital Stock Equivalents shall be increased by virtue of provisions therein contained or upon the arrival of specified date or the happening of a specified event, then the affected Component Number shall promptly be readjusted to the Component Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of such increased minimum consideration.

If and to the extent the conversion, exchange or exercise right under such Capital Stock Equivalents have expired without the exercise thereof, then the affected Component Number shall promptly be readjusted to the Component Number which would then be in effect had the adjustment upon the issuance of such Capital Stock Equivalents not been made.

(f)Convertible Securities Issuable for Non-Components. If any Purchaser Entity issues any Capital Stock Equivalents for a consideration per share of Capital Stock that is not a Component, initially deliverable upon conversion, exchange or exercise of such Capital Stock Equivalents less than the Fair Market Value per share of such Capital Stock on the date the Purchaser Entity fixes the offering price of such securities, a Dilution Credit and a Floor Debit shall be calculated in accordance with this Section 10(f)

A Dilution Credit for each Component shall be calculated, effective as of the date of such issuance, in accordance with the following formula:

DC	=	.25 x [(CN x Old FMV) - (CN x New FMV)]

where:

DC	=	the Dilution Credit for a given Component upon such distribution or dividend.

CN	=	the Component Number for such Component immediately prior to such issuance.

New FMV	=	the Fair Market Value per share of such Component immediately after such issuance.

Old FMV	=	the Fair Market Value per share of such Component immediately prior to such issuance.

A Floor Debit shall be calculated for each Component equal to the product of (a) the difference between the Fair Market Value per share of such Component immediately prior to such issuance and the Fair Market Value per share of such Component immediately after such issuance multiplied by (b) the Component Number for such Component.

If the aggregate minimum consideration receivable by the Purchaser Entity for issuance of Capital Stock upon conversion or in exchange for, or upon exercise of, such Capital Stock Equivalents shall be increased by virtue of provisions therein contained or upon the arrival of specified date or the happening of a specified event, then the affected Dilution Credit shall promptly be readjusted to the amount which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of such increased minimum consideration.

If and to the extent the conversion, exchange or exercise right under such Capital Stock Equivalents has expired without the exercise thereof, then the affected Dilution Credit shall promptly be readjusted to the amount which would then be in effect had the adjustment upon the issuance of such Capital Stock Equivalents not been made.

(g)Distributions in Connection with Affiliate Transactions. If at any time or from time to time any Purchaser Entity enters into, any transaction with any other Investor or any Affiliate of such Investor (other than the Company and Midco or any wholly owned Subsidiary of the Company or Midco) on terms that are not fair to such Purchaser Entity, then a Dilution Credit and Floor Debit for each Component shall be calculated, effective as of the date such transaction is entered into in accordance with this Section 10(g).

A Dilution Credit for each Component shall be calculated, effective as of the date of entering into such Affiliate transaction, in accordance with the following:

DC	=	.25 x [(CN x Old FMV) - (CN x New FMV)]

where:

DC	=	the Dilution Credit for a given Component upon entering into such Affiliate transaction.

CN	=	the Component Number for such Component immediately prior to entering into such Affiliate transaction.

New FMV	=	the Fair Market Value per share of such Component immediately after entering into such Affiliate transaction.

Old FMV	=	the Fair Market Value per share of such Component immediately prior to entering into such Affiliate transaction.

A Floor Debit shall be calculated for each Component equal to the product of (a) the difference between the Fair Market Value per share of such Component immediately prior to entering such Affiliate transaction and the Fair Market Value per share of such Component immediately after entering into such Affiliate transaction multiplied by (b) the Component Number for such Component.

This Section 10(g) does not apply to (i) any transaction that has been approved as fair to such Purchaser Entity by a majority of the disinterested directors of the Company, (ii) any transaction or series of related transactions involving $50 million or less, (iii) any transaction which a third party financial advisor, appraiser, consultant or expert retained by a Purchaser Entity has determined to be fair to such Purchaser Entity, (iv) any payment of customary management or advisory fees consistent with the past practices of the Investors with respect to their portfolio companies, (v) any issuance of shares of Capital Stock or Capital Stock Equivalents, any repurchase, redemption or refinancing of shares of Capital Stock or Capital Stock Equivalents, or the making of any distribution on shares of Capital Stock and (vi) transactions in which Investors and Holders have substantially comparable proportionate interest.

(h)Exceptions. Sections 10(c), (d), (e) and (f) do not apply to (i) the issuance of any Capital Stock or Capital Stock Equivalents issued pursuant to Employee Stock Program Grants, (ii) the issuance by a Purchaser Entity following a Qualified Public Offering of any shares of any publicly traded class of Capital Stock pursuant to an employee stock purchase plan or pursuant to a dividend reinvestment plan, (iii) issuances made by any Purchaser Entity solely to other Purchaser Entities, (iv) the issuance of Capital Stock pursuant to any Warrant or Three-Year Warrant, (v) any arm’s-length transaction for a bona fide business purpose with a third party which has been approved by a majority of the disinterested directors of the issuing Purchaser Entity or by the disinterested directors of the Company if the issuing Purchaser Entity has no disinterested directors, (vi) any transaction for a bona fide business purpose with an Affiliate that is determined to have been fair by a majority of the disinterested directors of the issuing Purchaser Entity or by the disinterested directors of the Company if the issuing Purchaser Entity has no disinterested directors, (vii) any of the transactions described by Section 9 (viii) with respect to Sections 10(c) and 10(d), the issuance of Capital Stock upon the conversion, exercise or exchange of any Capital Stock Equivalents for which an adjustment has been made pursuant to Section 10(e) or 10(f) or for which no adjustment was required pursuant to Section 10(e),10(f), or 10(i) or (ix) the issuance of securities to Persons providing debt financing or their successors or assigns; provided, however, that this clause (ix) shall apply to securities issued to a Person that is Affiliated with an Affiliate of the Company only if and to the extent such Person (A) did not negotiate the terms of such debt financing, (B) receives no more than 20% of the securities issued to the Persons providing such debt financing and (C) receives no more than its pro rata share of the securities issued to the Persons providing such debt financing.

(i)When De Minimis Adjustment May Be Deferred. No adjustment in a Component Number pursuant to Section 9 or 10 shall be required unless the adjustment would require an increase or decrease of at least 1% in the Component Number. No creation of a Dilution Credit or Floor Debit pursuant to Section 9 or 10 shall be calculated unless the adjustment would be greater than 1% of the Fair Market Value of each Component immediately after the event requiring such adjustment; provided, however, that any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

(j)Notice of Adjustment. Whenever a Component Number is adjusted or a Floor Debit or Dilution Credit is calculated, the Company shall provide the notices required by Section 13.

(k)Certificate as to Adjustments. In case of any adjustment in the number and type of securities issuable on the exercise of the Warrants, the Company will promptly give written notice thereof to each Holder in the form of a certificate, certified and confirmed by the chief financial officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which adjustment is based.

Section 11.Fractional Interests. The Company shall not be required to issue fractional Components on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Components which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Components purchasable on exercise of the Warrants so presented. If any fraction of a Component would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), in lieu of issuing such fractional Component, the Company may pay an amount in cash equal to the Fair Market Value of such fractional Component on the day immediately preceding the date the Warrant is presented for exercise.

Section 12.Notices to Holders. (a)Upon any adjustment of a Component Number or any calculation of a Dilution Credit or Floor Debit pursuant to Section 9 or 10, the Company shall promptly, but in any event within 10 days thereafter, cause to be given to each of the Holders, by registered mail, postage prepaid, a certificate signed by its chief financial officer setting forth the adjusted Component Number or any calculation of a Dilution Credit or Floor Debit and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

(b)In the event (i) of the voluntary or involuntary dissolution, liquidation or winding up of any Purchaser Entity, (ii) any Purchaser Entity takes any action which would require an adjustment to any Component Number or the calculation of any Dilution Credit or Floor Debit pursuant to Section 9 or 10, (iii) any Purchaser Entity authorizes the issuance of subscription rights or warrants or a dividend or other distribution, (iv) any Purchaser Entity is party to a consolidation or merger for which approval is required from its stockholders, (v) any Purchaser Entity conveys or transfers assets substantially as an entirety, or (vi) any Purchaser Entity reorganizes its capital structure or reclassifies its common stock, then and in each such event the Company shall cause to be given to each of the Holders, at least 10 days prior to any applicable record date, by telephonic notice to the Chief Financial Officer of TWI, as well as by registered mail, postage prepaid, a written notice stating the date on which any such event or other action is expected to become effective and stating that such notice is an advance notice pursuant to this Section 12. In the event any Purchaser Entity (a) files a registration statement with respect to a public offering of its common stock or (b) enters into a sale agreement for the sale for cash to a third party of a majority of any class of Components, then and in each such event the Company shall cause to be given to each of the Holders prompt advance telephone notice to the Chief Financial Officer of TWI, as well as written notice by registered mail, postage prepaid to all Holders, describing all public material terms of such Qualified Public Offering or sale, stating that such notice is an advance notice pursuant to this Section 12 for the purpose of evaluating a conditional exercise of the warrants pursuant to Section 5(b).

(c)The Warrant Holders shall in any event be promptly provided with all historical periodic financial information provided by the Company to any or all of the Investors in their capacity as shareholders of Capital Stock pursuant to any contractual requirement, subject to reasonable and appropriate confidentiality provisions.

(d)The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

Section 13.Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(a)If to the Purchaser Entities:

In care of Thomas H. Lee Partners, L.P.
75 State Street
Boston, Massachusetts 02109
Facsimile: (617) 227-3514
Attention: Scott Sperling

with a copy to:

Ropes & Gray LLP
One International Place
Boston, MA 02110
Fax: (617)-951-7050
Attention: Alfred Rose, Esq.

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Fax: (212)-455-2502
Attention: John G. Finley, Esq.
Ed Chung, Esq.

(b)If to the Initial Holder:

Time Warner Inc.
75 Rockefeller Plaza
New York, NY 10019
Fax: (212)-405-5307
Attention: Deputy General Counsel

with a copy to:

Cravath Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax: (212)-474-3700
Attention: Richard Hall, Esq

(c)If to any other Holder, to the address as set forth in the Warrant register maintained by the Company for such Holder.

Section 14.Registration of Transfers and Exchanges. (a)The Warrants shall not be transferable or assignable except as provided hereunder. The Company shall from time to time register the permitted transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company.

(b)Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

(c)Warrant Certificates surrendered for exchange shall be cancelled and disposed of by the Company.

Section 15.Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it.

Section 16.Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Warrant Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.

Section 17.Amendments. This Agreement may not be amended without the approval of holders of more than 85% of the Warrants.

Section 18. Successors. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto, including each Holder. No Purchaser Entity may assign any of its rights under this Agreement without the written consent of the Holders.

Section 19.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties hereto shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

Section 20.Benefits of This Agreement. No Person other than the parties hereto and their successors and permitted assigns, including each Holder, is intended to be a beneficiary of this Agreement.

Section 21.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

WMG PARENT CORP.,

by	/s/ Scott Sperling
	Name:	Scott Sperling
	Title:	President

WMG HOLDINGS CORP.,

by	/s/ Scott Sperling
	Name:	Scott Sperling
	Title:	President

HISTORIC TW INC.,

by	/s/ Robert Marcus
	Name:	Robert Marcus
	Title:	Senior Vice President

EXHIBIT A

[Form of Election to Purchase]

(To Be Executed Upon Exercise Of Warrant B)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                  Units and herewith tenders payment for such Units to the order of [Company] in the amount of $               in accordance with the terms hereof, unless the holder is exercising Warrants pursuant to the net exercise provisions of Section 5 of the Warrant Agreement. The undersigned requests that a certificate or certificates for the shares represented by the Units be registered in the name of the undersigned, and that such shares be delivered to                  whose address is                                                  .

Signature:
Date:

Signature Guaranteed:

EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TERMS AND CONDITIONS SET FORTH IN A SHAREHOLDERS AGREEMENT DATED AS OF •, 2004, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF, OR BE EFFECTIVE WITH RESPECT TO, THE COMPANY OR ANY AFFILIATE UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO SUCH REGISTRATION OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[Form of Warrant B Certificate]

[Face]

No. [1] Warrants	17.7579

Warrant Certificate

WMG Parent Corp.

WMG Holdings Corp.

This Warrant Certificate certifies that Historic TW Inc. is the registered holder of 17.7579 Warrants (the “Warrants”) to purchase one Unit per Warrant, each Unit consisting of 93.85490 share of Class L Common and 844.69413 shares of Class A Common of WMG Parent Corp., a Delaware corporation (the “Company”), and 397.50312 shares of Preferred of WMG Holdings Corp., a Delaware corporation. Each Warrant entitles the holder, when entitled to exercise pursuant to the Warrant Agreement, upon exercise to receive from the Purchaser Entities on and after the Closing Date (as defined in the Warrant Agreement) and prior to the Expiration Date (as defined in the Warrant Agreement), one Unit at a purchase price (the “Exercise Price”) set forth in the Warrant Agreement, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 5 of the Warrant Agreement. The Exercise Price, the Component Number of Components issuable upon exercise of the Warrants and the Component Prices thereof, as all such terms are defined in the Warrant Agreement, are subject to adjustment upon the occurrence of certain events as set forth in Sections 9 and 10 of the Warrant Agreement.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Except as provided in the Warrant Agreement, neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of any Purchaser Entity.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant shall not be valid unless signed by the Purchaser Entities.

[Form of Warrant B Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of the Purchaser Entities, and are issued or to be issued pursuant to a Warrant Agreement dated as of [Closing Date], duly executed and delivered by the Purchaser Entities, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument. A copy of the Warrant Agreement may be obtained by the holder (the words “holders” or “holder” meaning the registered holders or registered holder of the Warrants evidenced hereby) upon written request to the Company.

Warrants may be exercised upon the occurrence of certain events at any time commencing on the Closing Date and prior to the Expiration Date. The holder may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 5 of the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the Component Number may, subject to certain conditions, be adjusted. If the Component Number is adjusted, the Warrant Agreement provides that the number of shares issuable upon the exercise of each Warrant shall be adjusted. The Company shall not be required to issue fractions of Components upon the exercise of any Warrant. In lieu of issuing such fractions of Components, however, the Company may pay the cash equal to the Fair Market Value of such fraction thereof determined as provided in the Warrant Agreement. The Warrant Agreement also provides that, upon the occurrence of certain events, the Component Price for the Components and the Exercise Price may be adjusted.

This Warrant Certificate, when surrendered at the office of the Company by the holder, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

IN WITNESS WHEREOF, the Purchaser Entities have caused this Warrant Certificate to be signed by their respective Chief Executive Officers, and Secretaries and have caused their corporate seals to be affixed hereunto or imprinted hereon.

Dated:		Dated:
	WMG Parent Corp.:		WMG Holding Corp.:

By		By
	Chief Executive Officer		Chief Executive Officer

By		By
	Secretary		Secretary

[SEAL]		[SEAL]